Exhibit 99.1

Donnelley Financial Solutions Debuts as an Independent Company Following Spin-Off

From R.R. Donnelley & Sons Company

CHICAGO, October 3, 2016 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (“the Company”), a full-service solutions provider for regulatory compliance, capital markets transactions, shareholder communications and language localization, today announced that it has begun operating as a standalone public company following the completion of its tax-free spin-off from R.R. Donnelley & Sons Company (NYSE: RRD). Starting today, Donnelley Financial Solutions will begin “regular-way” trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “DFIN.”

“As a standalone company, Donnelley Financial Solutions will be best positioned to help our clients respond to the complex regulatory environment,” said Daniel N. Leib, Chief Executive Officer of Donnelley Financial Solutions. “With our deep domain expertise, suite of innovative technological solutions and history of service excellence, we remain committed to delivering an exceptional client experience on our global delivery platform. Our strong free cash flow and disciplined approach to capital deployment will allow us to invest appropriately to grow our business while maintaining a strong financial profile. With the best employees in the business, I am confident that we will be able to deliver value for our clients and our shareholders alike.”

Donnelley Financial Solutions helps clients create, securely store, localize, analyze and disseminate critical business content. The Company operates in two segments, United States and International. Within the United States, the Company primarily serves three sectors: Global Capital Markets, Global Investment Markets and Language Solutions. With approximately $1.05 billion in revenues in 2015 and approximately 3,500 employees worldwide, Donnelley Financial Solutions is positioned to meet the increased global demand for regulatory compliance and technology services with its innovative solutions. Led by a proven leadership team with deep industry expertise, Donnelley Financial Solutions will continue to execute on its strategic priorities to drive profitable growth by delivering an exceptional client experience, industry-leading technology and a globalized platform with a localized service culture.

“With our 30-year heritage as a trusted partner enabling clients to comply and communicate with confidence, we are building on our position of strength,” said Thomas F. Juhase, Chief Operating Officer of Donnelley Financial Solutions. “Our balanced and diversified portfolio drives recurring revenues, and we will continue to enhance our end-to-end solutions to bolster our leadership in a highly fragmented industry. As we enter our next chapter as a standalone company, we believe that we are well positioned to accelerate our growth.”

Since September 21, 2016, Donnelley Financial Solutions shares have been traded on a “when issued” basis under the symbol “DFS.WI.” The “when issued” trading of Donnelley Financial Solutions shares ended at the close of the market Friday, September 30th. Donnelley Financial Solutions currently has approximately 32.4 million shares outstanding.

Donnelley Financial Solutions also announced that its Board of Directors has set May 18, 2017 as the date for the 2017 Annual Meeting of Stockholders. Additional information about the time, place and record date for this meeting will be announced by Donnelley Financial Solutions in early 2017.

About Donnelley Financial Solutions, Inc.

Donnelley Financial Solutions (NYSE: DFIN) provides software and services that enable clients to communicate with confidence in a complex regulatory environment. With 3,500 employees in 61 locations across 18 countries, we provide thousands of clients globally with innovative tools for content creation, management and distribution, as well as data analytics and multi-lingual localization services. Leveraging advanced technology, deep-domain expertise and 24/7 support, we deliver cost-effective solutions to meet the evolving needs of our clients. For more information about Donnelley Financial Solutions, visit www.dfsco.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in Donnelley Financial Solutions’ filings with the SEC. Donnelley Financial Solutions disclaims any obligation to update or revise any forward-looking statements.

Contact:

Dave Gardella

Chief Financial Officer

312.326.8155

david.a.gardella@dfsco.com